As filed with the Securities and Exchange Commission on May 13, 2024

Registration No. 333-248196

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

FORMATION MINERALS, INC.

(by: Formation Minerals, Inc., formerly known as SensaSure Technologies Inc., as successor by merger to Verde Bio Holdings, Inc.)

(Exact name of registrant as specified in its charter)

Nevada	000-54524	30-0678378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4730 S. Fort Apache Rd.
Suite 300
Las Vegas, NV 89147
(Address of Principal Executive Offices)

(347) 325-4677

(Registrant’s Telephone Number, Including Area Code)

with a copy to:

J. Martin Tate

Kunzler Bean & Adamson

50 West Broadway, Suite 110

Salt Lake City, UT 84111

(801) 939-3698

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-1, Registration No. 333-248196, as supplemented from time to time (the “Original Registration Statement”), of Verde Bio Holdings, Inc., now known as Formation Minerals, Inc. (the “Company”) which was initially filed with the Securities and Exchange Commission (the “Commission”) on August 20, 2020 and is being filed by Formation Minerals, Inc., formerly known as SensaSure Technologies Inc., as successor by merger to the Company. The Original Registration Statement registered 41,805,247 shares of the Company’s common stock, par value $0.001 per share (the “Registered Securities”).

The Company, by filing this Post-Effective Amendment No. 1 hereby terminates the effectiveness of the Original Registration Statement and removes from registration any and all Registered Securities registered, but unsold or otherwise unissued, under the Original Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waco, State of Texas, on this 13th day of May, 2024.

Verde Bio Holdings, Inc.

By:	Formation Minerals, Inc.
(formerly known as SensaSure Technologies Inc.)
as successor by merger to Verde Bio Holdings, Inc.

By:	/s/ Scott A. Cox
Scott A. Cox
President, Chief Executive Officer and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 under the Securities Act of 1933, as amended.